SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

                         (AMENDMENT NO._____________)

Filed by the Registrant             [ X ]

Filed by a Party other than the Registrant     [     ]


Check the appropriate box:

      [     ]Preliminary Proxy Statement

      [     ]   Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
      [  X  ]   Definitive Proxy Statement
      [     ]   Definitive Additional Materials

      [     ]   Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

                             VONTOBEL FUNDS, INC.
      ------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

      ------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [ X ]No fee required.
      [ ] Fee  computed on table below per Exchange  Act Rules  14a-6(I)(1)  and
          0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

      [     ]   Fee paid previously with preliminary materials.
      [     ]   Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:


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                             VONTOBEL FUNDS, INC.
                         1500 FOREST AVENUE, SUITE 223
                           RICHMOND, VIRGINIA 23229
                                 (800) 527-9500

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE
                       VONTOBEL GREATER EUROPEAN BOND FUND

                     TO BE HELD June 28, 2000

To Our Shareholders:

      Notice is hereby given that a Special Meeting of Shareholders of VONTOBEL GREATER EUROPEAN BOND FUND series (the "Fund") of VONTOBEL FUNDS, INC. (the
"Company"),   will   be   held   at   10:00 a.m.   Eastern   Time,   on
June 28,  2000,  at the offices of the  Company,  1500 Forest  Avenue,
Suite 223, Richmond, Virginia 23229, for the following purposes:

1. To approve or disapprove the liquidation and termination of the Fund pursuant to the Plan of Liquidation attached to the accompanying Proxy Statement as EXHIBIT A.

2. To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on June 9, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY(S) IN THE ENCLOSED SELF-ADDRESSED, PREPAID ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY(S) PROMPTLY.

Dated: June 12, 2000



                             VONTOBEL FUNDS, INC.
                         1500 FOREST AVENUE, SUITE 223
                           RICHMOND, VIRGINIA 23229
                                 (800) 527-9500

This statement is furnished in connection with the solicitation by the Board of Directors of VONTOBEL FUNDS, INC. (the "Company") of proxies to be voted at the Special Meeting of Shareholders of the VONTOBEL GREATER EUROPEAN BOND FUND
series  (the  "Fund")  to  be  held  at   10:00 a.m.,   Eastern   Time,  on
June 28,  2000, at the offices of the Company,  1500 Forest Avenue, Suite
223, Richmond, Virginia 23229, for the purposes set forth in the accompanying Notice of Special Meeting. It is expected that this Proxy Statement and the accompanying Notice of Special Meeting will be first mailed to shareholders on or about June 12, 2000.

If the accompanying form(s) of proxy is executed properly and returned, shares represented by it will be voted at the meeting in accordance with the instructions thereon. However, if no instructions are specified, shares will be voted FOR the Plan of Liquidation and according to the best judgement of the proxy holders on all other matters. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund at the address shown above, by submission of a subsequent proxy or by attendance at the meeting and voting in person.

In order to be approved by shareholders, the Plan of Liquidation must be approved by the holders of a majority of the outstanding shares of the Fund, defined in the Investment Company Act of 1940, as amended, (the "1940 Act") as the lesser of (i) 67% or more of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares. A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstention on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because the proposal to approve or disapprove the Plan of Liquidation requires the affirmative vote of a specified percentage of shares, both the non-voting of shares and abstentions on that proposal will have the effect of votes against that proposal.

At the close of business on the record date, June 9, 2000, there were 635,631.669 shares of the Fund outstanding, each of which shares will be entitled to one vote at the meeting.

The cost of this solicitation will be borne by the Fund. The solicitation will be largely by mail but may include, without cost to the Company, telephonic or oral communications by regular employees of the Adviser and by Commonwealth Shareholder Services, Inc., the Fund's Administrator.

                            THE PROPOSED LIQUIDATION

At  a  meeting  held  on   May 25, 2000,   the  Board  of  Directors  (the
"Directors") of the Company unanimously determined that it is in the best interest of the Company and the Fund's shareholders to liquidate and terminate the Fund as promptly as practicable. At that meeting, the Directors unanimously adopted the Plan of Liquidation attached to this Proxy Statement as EXHIBIT A (the "Plan" or "Plan of Liquidation"). As described below, the Directors' decision is based primarily on the small size of the Fund and the effects of that size on the expenses of operating the Fund relative to its income.

As described in more detail below, the Plan generally provides that, promptly upon shareholder approval of the Plan, (i) the Fund will proceed to sell or otherwise dispose of all of the assets of the Fund, (ii) the Fund will pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Fund, and (iii) the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of such liabilities and obligations will be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them, in one or more payments, all at such times and in such manner as the Directors consider appropriate.

If approved at the  meeting,  it is  anticipated  that the  liquidation  will be
completed  promptly, and  the   liquidating   distribution(s)   will   be   paid
during the first few weeks of the third quarter of 2000. However, the exact date(s) of the liquidating distribution(s) will depend on the time required to liquidate the Fund's assets.

In order to be approved by shareholders, the Plan must be approved by the holders of a majority of the outstanding shares of the Fund, defined in the 1940 Act as the lesser of (i) 67% or more of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares. If the Plan is not approved by shareholders, the Trustees will consider what action, if any, should be taken in the interests of the Fund's shareholders, including calling another special shareholders' meeting to reconsider the Plan or another plan of liquidation, continued suspension of sales of Fund shares or other possible alternatives.

THE DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE PLAN OF LIQUIDATION.

RIGHT OF REDEMPTION PENDING LIQUIDATION

Neither the adoption of the Plan by the Directors or shareholders, nor any of the transactions contemplated by the Plan, will affect a shareholder's right to redeem shares. The Fund will continue to honor all redemption requests in accordance with its current Prospectus. Accordingly, shareholders are not required to wait for the Plan to be approved or for the Fund to be liquidated to redeem their shares.

However, the Fund will not accept any additional investments in the Fund from new or existing shareholders. Shares will be issued for the reinvestment of dividends and capital gains distributions on outstanding shares.

BACKGROUND AND REASONS FOR THE LIQUIDATION

The recommendation of the Board that the shareholders approve the liquidation of the assets of the Fund, and the termination of the Fund's business, is based primarily on the small size of the Fund, and the effect of this small size on both the investment approach of the Fund and the expenses of operating the Fund relative to its income. The Board has concluded that the size of the Fund will make it difficult to achieve the desired investment returns for shareholders due, in part, to the proportionally higher expenses of operating a small Fund, and the impact of the small size on the investment choices available to the Fund.

The Fund's expenses include many costs incurred regardless of the size of the Fund, such as the cost of maintaining the Fund's status as an open-end investment company, the cost of complying with SEC and state reporting requirements, auditing and legal fees, directors fees, and many other fixed costs incurred regardless of the number of shareholders or the size of the Fund. Although the Fund presently is the beneficiary of an expense limitation agreement with its adviser that provides limits for the expense ratio of the Fund, there can be no assurance that the adviser will continue that agreement indefinitely.

The adviser has also expressed concern to the Board that the small size of the Fund necessarily limits the alternatives available to the adviser in managing the Fund's portfolio of investments, including the impact of limiting the Fund's access to desirable securities. Finally, certain investment costs, such as brokerage commissions, are not subject to the expense limitation provision, and can reduce the investment advantage of the Fund.

The Board considered the opportunity to expand the Fund and increase its asset base. Given the present market for investments both in the U.S. and in the countries in which the Fund seeks its investments, the Fund has been advised by the adviser that significant growth of the Fund is not likely to occur in the near future. In the light of these factors, the Board has concluded that the liquidation of the Fund would provide shareholders with an opportunity to seek more favorable investment opportunities. After considering the alternatives available to the Fund, including the merger of the Fund with another investment company, the Board has concluded that the liquidation of the Fund will provide shareholders with the best alternative.

PLAN OF LIQUIDATION

The following is a summary of the material features of the Plan of Liquidation and does not purport to be complete. A copy of the complete Plan is attached to this Proxy Statement as EXHIBIT A.

The Plan provides that following shareholder approval of the Plan, the Fund will cease to conduct business except for the purpose of winding up its affairs and otherwise carrying out the terms of the Plan. The Fund will proceed to sell or otherwise dispose of all of the assets of the Fund, at such times and in such manner as the Directors of the Fund consider appropriate. The Adviser will supervise and manage the sale of the Fund's portfolio securities.

The Fund will also pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Fund, at such times and in such manner as the Directors of the Fund consider appropriate.

Pursuant to the Plan, upon the liquidation of the Fund's assets as described above, the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of its charges, taxes, expenses and other liabilities and obligations, will be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them and recorded on the books of the Fund in one or more payments, all at such times and in such manner as the Directors of the Fund consider appropriate.

The Plan provides that all expenses of carrying out the Plan will be borne by the Fund, whether or not the liquidation is effected. The Plan authorizes the Directors to establish reserves, as they deem appropriate, to provide for the payment of such expenses and to meet any other liabilities and obligations of the Fund, and all amounts in such reserves will be deducted from the net assets of the Fund distributable to shareholders. At its June 4, 2000 meeting, the Directors established a reserve in the amount of $50,000, which is estimated to cover the legal, accounting, printing and other expenses associated with the liquidation and the related shareholders' meeting. This reserve was charged against the net assets of the Fund on June 5, 2000. The Directors determined that this reserve was in the best interests of the Fund's shareholders because it resulted in those expenses being allocated proportionately among all shareholders as of that date.

Pursuant to the Plan, the Fund will make all filings with, and obtain all approvals of, governmental authorities as may be required in connection with the Plan or the termination of the Fund generally including, without limitation, the
U. S. Securities and Exchange Commission and the State of Maryland or any agency thereof. As soon as practicable after the final liquidating distribution, the Directors of the Fund will close the books of the Fund and prepare and file all required income tax returns and other documents. Thereafter, no shareholder will have any interest whatsoever in the Fund.

The Directors may amend or terminate the Plan at any time, before or after shareholder approval, if they determine that such action would be advisable and in the best interest of the Fund and the Fund's shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE PAYMENT OF LIQUIDATING DISTRIBUTIONS TO SHAREHOLDERS WILL BE A TAXABLE EVENT. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH SHAREHOLDER IS URGED TO CONSULT THE SHAREHOLDER'S OWN TAX ADVISER CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF RECEIPT OF A LIQUIDATING DISTRIBUTION.

The following discussion is a summary of the material United States Federal Income Tax consequences of the proposed liquidation to certain shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote in favor of the liquidation. The discussion does not address all aspects of federal income taxation that may apply to shareholders in light of the status or personal investment circumstances, nor does it address the federal income tax consequences of the liquidation that may apply to shareholders subject to special federal income tax treatment, including corporation, trusts, estates, tax-exempt organizations, non-resident aliens or dealers in securities. In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws. The discussion assumes that shares are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders. The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Code, so that it will not be taxed on any of its net income from the sale of its assets.

However, the payment of liquidating distributions to shareholders will be a taxable event. A liquidating distribution, to the extent it is composed of net investment company taxable income and capital gains net income, if any, will be taxable to the shareholders as ordinary income or as capital gains income, respectively. Each shareholder will be viewed as having sold its Fund shares for an amount equal to the liquidating distribution(s) he or she receives. Each shareholder will recognize a gain or loss in an amount equal to the difference between the shareholders' adjusted tax basis in the Fund shares, and the aggregate liquidating distribution(s) received by such shareholder. The gain or loss will be a capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands. If the shares have been held for more than twelve months, the gain or loss will constitute long-term capital gain or loss. For shares held one year or less, the gain or loss will constitute a short-term capital gain or loss. To the extent that any portion of the liquidating distribution is paid from the Fund's current or accumulated earnings and profits, the distribution will be taxable to shareholders as an ordinary income dividend or, if paid from net capital gains, a capital gain dividend. Shareholders will be notified of their respective shares of ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion. Amounts included in income as dividends will increase a shareholder's adjusted tax basis in the shareholder's shares for purposes of computing a gain or loss on the receipt of the liquidating distribution.

The Fund generally will be required to withhold tax at the rate of 31% with respect to any liquidating distribution paid to individuals and certain other non-corporate shareholders who have not previously certified to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that the shareholder is not subject to backup withholding.

IRA ACCOUNTS. The receipt of a liquidating distribution by an IRA that holds shares of the Fund generally would not be viewed as a taxable event to the owner. However, some IRAs that hold shares may have been established with custodians who do not have the power to reinvest the liquidating distribution, but instead must immediately distribute such amounts to the IRA owner. In this situation, the distribution would be taxable to the owner for federal income tax purposes and, if the owner has not attained the age of 59-1/2, would also be subject to an additional 10% early withdrawal penalty tax. However, in that circumstance, the owner may be able to avoid a taxable event by either (i) transferring the IRA account balance before it is distributed directly to another IRA custodian or trustee, or (ii) rolling over the distribution within 60 days after the date of the distribution to another IRA. An IRA may be rolled over only once in any one-year period. Therefore, a rollover will not be an available alternative if the IRA was rolled over at any time within the one-year period preceding the date of the distribution. IRA shareholders who do not wish to roll over their liquidating distributions, or who have rolled over their IRA during the previous year, may contact the Fund's shareholder servicing agent, Fund Services, Inc., at (800) 628-4077, to make other arrangements for the transfer of their IRA. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of the IRA owner. Therefore, owners of IRAs should consult with their own tax advisers concerning the consequences of the liquidating distribution.

Again, the foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are, for example, corporations, trusts, estates, tax-exempt organizations, non-resident aliens or dealers in securities. This summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidating distribution, as well as any tax consequences under any applicable state, local or foreign laws.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

The following table provides certain information as of June 9, 2000, the record date for the meeting, with respect to those persons known to the Fund to be the owners of more than 5% of the outstanding shares of the Fund:

                                    NUMBER OF       PERCENT OF
NAME AND ADDRESS                    SHARES          SHARES
----------------                    ------          ------

Bank J. Vontobel & Co. Ltd.         479,528.670     75.441%
Bahnhofsrasse #3
CH-8022 Zurich
Switzerland

Bank J Vontobel FBO                 43,347.922       6.820%
Ingelborg Palenzona
Bahnhofstrasse #3
CH-8022 Zurich
Switzerland

MANAGEMENT OWNERSHIP

As of June 9, 2000, the Officers and Directors, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

INFORMATION ABOUT THE COMPANY

The Company was organized as a Maryland corporation on October 28, 1983. The Company is an open-end, management investment company (commonly known as a "mutual Fund"), registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Vontobel Greater European Bond Fund (the "Fund") is a separate series of the Company. The Company, the Fund and its business are described in its Prospectus and Statement of Additional Information, and in its most recent annual and semi-annual reports. A copy of the Fund's Annual Report for the fiscal year ended December 31, 1999 was mailed to shareholders on or about February 28, 2000.

COPIES OF THE FUND'S MOST RECENT ANNUAL REPORT, AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT ARE AVAILABLE, WITHOUT CHARGE, BY CONTACTING THE COMPANY AT 1500 FOREST AVENUE, SUITE 223, RICHMOND, VIRGINIA 23229 OR BY CALLING (800) 527-9500.

At the close of business on  June 2, 2000,  the date preceding the public
announcement   of  the  proposed   liquidation,   the  Fund's  net  assets  were
$5,728,041, and its net asset value per share was $8.99.

The Company and Fund are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated by any governmental authorities.

MANAGEMENT

The Fund's investment adviser is Vontobel USA Inc., 450 Park Avenue, New
York, New York 10022. The Fund's transfer agent is Fund Services, Inc., 1500 Forest Avenue, Suite 111, Richmond, Virginia 23229; its custodian is Brown Brothers Harriman and Co, 40 Water Street, Boston, Massachusetts 02104; its administrator is Commonwealth Shareholder Services, Inc.; and its distributor is Vontobel Fund Distributors, a division of First Dominion Capital Corp. The administrator and the distributor are located at 1500 Forest Avenue, Suite 223, Richmond, Virginia 23229.

OTHER MATTERS

No business other than as set forth herein is expected to come before the meeting, but should any other matter requiring a vote of shareholders properly arise, including any question as to an adjournment of the meeting, the persons names in the enclose form of proxy will vote thereon according to their best judgment in the interest of the Fund.

SHAREHOLDER PROPOSALS

The Company does not hold annual or regular meetings of shareholders. A shareholder proposal intended to be presented at any subsequent meeting of the shareholders of the Company must be received by the Company a reasonable time before the Directors makes the solicitation relating to such meeting in order to be included in the Company's proxy statement and forms of proxy relating to that meeting.


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                                                                       EXHIBIT A

                               PLAN OF LIQUIDATION

THIS PLAN OF LIQUIDATION (the "Plan") is adopted by the Board of Directors of Vontobel Funds, Inc., a Maryland corporation (the "Company"), and provides for the complete liquidation and termination of the Vontobel Greater European Bond Fund series (the "Fund").

1.    SHAREHOLDER APPROVAL

      This Plan shall be submitted for approval by the shareholders of the Fund, at a special meeting of shareholder to be called and held for such purpose.

2.    TERMINATION OF BUSINESS OPERATIONS.

      Following shareholder approval of this Plan, the Fund shall cease to conduct business except for the purpose of winding up its affairs and otherwise carrying out the terms of this Plan. The liquidation of the Fund contemplated hereby shall be completed as soon as practicable after the date of such approval.

3.    LIQUIDATION OF ASSETS

      As soon as practicable after shareholder approval of this Plan, the Fund shall proceed to sell or otherwise dispose of all of the assets of the Fund, at such times and in such manner as the Directors of the Fund shall consider appropriate, in order to reduce the assets of the Fund to distributable form in cash, securities or other property, or any combination thereof. The Fund's investment adviser, Vontobel USA Inc. (the "Adviser"), shall supervise and manage the sale of the Fund's portfolio securities.

4.    PAYMENT OF LIABILITIES.

      The Fund shall pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Fund, at such times and in such manner as the Directors of the Fund shall consider appropriate.

5.    EXPENSES;  RESERVES

      The expenses of carrying out this Plan shall be borne by the Fund, whether or not the liquidation contemplated hereby is effected. The Directors of the Fund may establish reserves, as they deem appropriate, to provide for the payment of such expenses and to meet any other liabilities and obligations of the Fund, and all amounts in such reserves shall be deducted from the net assets of the Fund distributable to shareholders as provided for herein.

6.    DISTRIBUTIONS TO SHAREHOLDERS

      Upon the liquidation of the Fund's assets as aforesaid, the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of its charges, taxes, expenses and other liabilities and obligations, shall be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them and recorded on the Books of the Fund in one or more payments, all at such times and in such manner as the Directors of the Fund shall consider appropriate.

7.    FILINGS; ETC.

      The Fund shall make all such filings, notices and declarations with, and use all commercially reasonable efforts to obtain all such consents, approval or authorizations of, all governmental authorities as may be required in connection with this Plan or the termination of the Fund generally including, without limitation, the Securities and Exchange Commission and the State of Maryland or any agency thereof.

8.    MISCELLANEOUS

a) The Directors may modify, amend or terminate this Plan and the transactions contemplated hereby at any time, before or after shareholder approval, if they determine that such action would be advisable and in the best interest of the Fund and the shareholders of the Fund.

b) The Directors of the Fund shall have authority to execute and deliver on behalf of the Fund any and all such agreements, instruments, certificates or other documents, make such filings and give such notices, and take any and all such other actions, as they may deem necessary or desirable to consummate and make effective the transactions contemplated by this Plan, and otherwise to implement the intents and purposes of this Plan (including, without limitation, the execution and filing of all tax returns, forms and other documents).


c) This Plan shall be governed and construed in accordance with the laws of the State of Maryland.

                VONTOBEL GREATER EUROPEAN BOND FUND a series of

                             VONTOBEL FUNDS, INC.



               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


                         SPECIAL MEETING OF SHAREHOLDERS

                                  June 28, 2000

The undersigned hereby revokes all previous proxies for shares and appoints John Pasco, III and Darryl S. Peay, and each of them proxies of the undersigned, with full power of substitution, to vote all shares of the Vontobel Greater European Bond Fund which the undersigned is entitled to vote at the Fund's Special Meeting of Shareholders to be held at the offices of the Fund, 1500 Forest Avenue, Richmond, Virginia, at 10:00 a.m. Eastern Time on the 28th day of June, 2000, including any adjournments thereof, upon such business as may legally be brought before the Meeting.

   PLEASE SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE
                        REQUIRED IF MAILED IN THE U.S.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN FAVOR OF PROPOSAL NO. 1 AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER ITEMS WHICH MAY PROPERLY COME BEFORE THE MEETING.

No.  1. To  approve the liquidation and termination of the Vontobel Greater
        European Bond Fund pursuant to the Plan of Liquidation.

              FOR [ ]               AGAINST [ ]              ABSTAIN [ ]

        In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.



WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE PLAN OF LIQUIDATION AND ACCORDING TO THE BEST JUDGMENT OF THE PROXY HOLDERS ON ALL OTHER MATTERS.

Please sign exactly as name appears below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is hereby acknowledged.

-----------------------------------------     ----------------------------------
Signature                                     Signature (Joint Owner)

 Dated:________________________, 2000

IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING THIS PROXY PROMPTLY.